UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 15, 2024

DMC Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14775	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.05 Par Value	BOOM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2024, the Board of Directors (the “Board”) of DMC Global Inc. (the “Company”) approved and adopted amended and restated bylaws of the Company (the “Bylaws”), effective immediately. Among other updates, the Bylaws:

•expressly provide for stockholders’ meetings by remote communication;
•update provisions related to stockholder meeting adjournment procedures and lists of stockholders entitled to vote at stockholder meetings, in each case, to reflect recent amendments to the General Corporation Law of the State of Delaware;
•update and expand the procedural and informational requirements for director nominations and other proposals submitted by stockholders under the Company’s advance notice provisions, including updates to reflect the universal proxy rules as set forth in Rule 14a-19 under the Securities Exchange Act of 1934, as amended;
•establish the Chancery Court of the State of Delaware as the exclusive forum for certain actions, including certain stockholder and intra-corporate disputes, and establish the federal district courts of the United States of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended; and
•make various other updates, including ministerial and conforming changes, and changes in furtherance of gender neutrality.

The foregoing summary of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bylaws, which are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the "Annual Meeting") of the Company was held on May 15, 2024. At the Annual Meeting, the stockholders of the Company (i) elected the seven persons listed below to serve as directors of the Company until the 2025 Annual Meeting of Stockholders; (ii) approved, by a non-binding advisory vote, the compensation of the Company’s executive officers; and (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The Company had 19,982,274 shares of Common Stock outstanding as of March 21, 2024, the record date for the Annual Meeting. At the Annual Meeting, holders of a total of 17,608,193 shares of Common Stock were present in person or represented by proxy. The following sets forth information regarding the results of the voting at the Annual Meeting:

Proposal 1: The stockholders elected each of the seven nominees to the Board for a one-year term. The voting results were as follows:

Name	Shares Voted "For"	Shares Withheld	Broker Non-Votes
Michael L. Kuta	14,219,753	281,337	3,107,103
David C. Aldous	13,945,527	555,563	3,107,103
Ruth I. Dreessen	14,108,232	392,858	3,107,103
Michael A. Kelly	13,579,743	921,347	3,107,103
James O'Leary	14,419,184	81,906	3,107,103
Clifton Peter Rose	12,566,384	1,934,706	3,107,103
Ouma Sananikone	14,183,465	317,625	3,107,103

Proposal 2: The results on the non-binding advisory vote concerning the compensation of the Company's named executive officers (the “say-on-pay vote”) were as follows:

Shares Voted "For"	Shares Voted "Against"	Shares Voted "Abstain"	Broker Non-Votes
13,647,302	624,258	229,530	3,107,103

Proposal 3: The stockholders ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024. The voting results were as follows:

Shares Voted "For"	Shares Voted "Against"	Shares Voted "Abstain"
17,306,315	289,286	12,592

Item 8.01    Other Events

As of May 15, 2024, the composition of the committees of the Board is as follows:

Name	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Risk Committee
Michael L. Kuta				✓
David C. Aldous	✓	✓
Ruth I. Dreessen	C		✓
Michael A. Kelly		C	✓
James O'Leary		✓		✓
Clifton Peter Rose				C
Ouma Sananikone	✓		C

C - Chair ✓ - Member

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of DMC Global Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMC Global Inc.

Dated:	May 20, 2024	By:	/s/ Michelle Shepston
Michelle Shepston
Executive Vice President, Chief Legal Officer and Secretary